UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2017

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 1, 2017, the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved an amendment to the Gartner, Inc. Long-Term Incentive Plan (the “Plan”), effective immediately, to provide that: (i) upon the exercise of an option or stock appreciation right issued under the Plan that is settled in Gartner shares, the gross number of shares covered by the portion of such award so exercised will cease to be available under the Plan; (ii) Gartner shares used to pay the exercise or purchase price of an award issued under the Plan and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the Plan; and (iii) Gartner shares purchased by the Company in the open market with proceeds from options issued under the Plan will not be added to the share reserve under the Plan.

A copy of the Gartner, Inc. Long-Term Incentive Plan reflecting such amendment is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Gartner, Inc. Long-Term Incentive Plan, effective August 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: August 2, 2017	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer